Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ebix, Inc.

We consent to the use of:
•our report dated March 9, 2022, with respect to the consolidated financial statements of Ebix Inc. (the “Entity”) which comprise the consolidated balance sheets as of December 31, 2021 and December 31, 2020, the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years then ended, and the related notes (collectively, the “consolidated financial statements”), and
•our report dated March 9, 2022 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2021 each of which is included in this Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2021.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-128086, 333-64664, and 333-174369 and Form S-4 No. 333-235963).

/s/ K G Somani & Co LLP
Chartered Accountants
PCAOB Registration ID: 3199
ICAI FRN: 006591N/N500377

New Delhi, India
March 9, 2022